UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2007

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2007, Security Bank Corporation (“Security Bank”) and First Commerce Community Bankshares, Inc. (“First Commerce”) entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which Security Bank will acquire First Commerce (the “Merger”). Following completion of the Merger, First Commerce Community Bank, a wholly owned subsidiary of First Commerce, will become a wholly owned subsidiary of Security Bank.

Under the terms of the Merger Agreement, First Commerce shareholders will receive Security Bank common stock valuing First Commerce at $56.6 million in the aggregate. In addition, First Commerce will be permitted under the terms of the Merger Agreement to pay a one-time, special dividend not to exceed $3.16 million in the aggregate to shareholders prior to the closing of the transaction. The transaction was unanimously approved by the boards of directors of both companies and is subject to regulatory approval, including approval by the Board of Governors of the Federal Reserve System, the approval of First Commerce shareholders and other customary closing conditions. The acquisition is scheduled to be completed during the third quarter of 2007.

The foregoing description of the proposed Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01. On April 9, 2007, Security Bank issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.

Additional Information about This Transaction

Security Bank will file a Registration Statement on Form S-4 regarding this transaction with the Securities and Exchange Commission (the “SEC”) that will contain a proxy statement/prospectus for the shareholders of First Commerce. First Commerce will mail the proxy/statement prospectus to its shareholders. These documents will contain important information about the transaction, and Security Bank and First Commerce encourage you to read these documents when they become available.

You may obtain copies of all other documents filed with, or furnished to, the SEC by Security Bank at the SEC’s website at www.sec.gov. Copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, attention: Chief Financial Officer.

Participants in This Transaction

Security Bank and First Commerce and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Commerce’s shareholders in connection with this transaction. Information about persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find additional information about Security Bank’s executive officers and directors in Security Bank’s definitive Proxy Statement filed on Schedule 14A with the SEC on March 28, 2007. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated April 9, 2007, between Security Bank Corporation and First Commerce Community Bankshares, Inc.

99.1	Press Release of Security Bank Corporation , dated April 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: April 11, 2007	By:	/s/ H. Averett Walker
H. Averett Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated April 9, 2007, between Security Bank Corporation and First Commerce Community Bankshares, Inc.

99.1	Press Release of Security Bank Corporation, dated April 9, 2007